                                                                     EXHIBIT 4.8

                                      NOTE

                             RELATING TO ONE BOEING
                   737-300 AIRCRAFT BEARING CAA REGISTRATION
                                  MARK G-OMBL

$21,976,677                                                    Chicago, Illinois
                                                         Date: December 22, 1993
                                                              Due: July 19, 1997

         The undersigned for value received, promises to pay to the order of Continental Bank, N.A. (the "Lender") TWENTY-ONE MILLION, NINE HUNDRED SEVENTY-SIX THOUSAND, SIX HUNDRED SEVENTY-SEVEN DOLLARS ($21,976,677) pursuant to the Secured Credit Agreement (hereinafter defined), payable in the principal installments as set forth on the schedule attached hereto. Such principal installments shall be payable on the 17th day of each month, commencing January 17, 1994.

         The undersigned further promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full, payable at such rate(s) and at such time(s) as provided in the Secured Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Secured Credit Agreement.

         This Note evidences indebtedness incurred under, and is entitled to the benefits of, a Secured Credit Agreement, dated as of December 21, 1993 (herein, as it may any time be amended, modified, restated or supplemented and in effect, the "Secured Credit Agreement"), between the undersigned and the Lender, to which Secured Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated. Unless otherwise specified herein, the capitalized terms used herein have the same meanings as such terms have under the Secured Credit Agreement.

         Pursuant to the Secured Credit Agreement, this Note is secured by the Mortgage and the Remarketing Agreement and may be secured by other Related Documents from time to time. Reference is made thereto for a statement of terms and provisions of such security.

         In addition to and not in limitation of the foregoing and the provisions of the Secured Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note is made under and governed by the laws of the State of Illinois without regard to conflict of law principals.



                                       IAI II, INC.

                                       By: /s/ Michael P. Grella
                                           ------------------------
                                       Name Printed: Michael P. Grella
                                            -----------------------
                                       Title: President
                                              ---------------------



Address:

3655 Torrance Boulevard
Suite 410
Torrance, California  90503





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
         Schedule attached to Note dated December 21, 1993 of IAI II, Inc., payable to the order of CONTINENTAL BANK, N.A.

       DATE           DAYS       BofA/PAY       INTEREST BofA         PRIN BofA           BALANCE
-----------------------------------------------------------------------------------------------------
     12/22/93                                                                             21,976,677
      1/18/94           27         189,171               74,171        115,000            21,861,677
      2/17/94          30          194,704               79,704        115,000            21,746,677

      3/17/94          28          194,285               79,285        115,000            21,631,677
      4/18/94          32          212,536               92,536        120,000            21,511,677
      5/17/94          29          206,644               86,644        120,000            21,391,677
      6/17/94          31          221,454              142,391         79,063            21,312,614
      7/17/94          30          221,468              137,289         84,179            21,228,435

      8/17/94          31          221,458              141,305         80,153            21,148,282
      9/17/94          31          221,459              140,771         80,688            21,067,594
     10/17/94          30          221,472              135,710         85,762            20,981,832
     11/17/94          31          221,462              139,663         81,799            20,900,033
     12/17/94          30          221,475              134,631         86,844            20,813,189
      1/17/95          31          221,465              138,541         82,924            20,730,265

      2/17/95          31          221,466              137,989         83,477            20,646,788
      3/17/95          28          221,502              124,133         97,369            20,549,419
      4/17/95          31          222,969              136,785         86,184            20,463,235
      5/17/95          30          222,982              131,817         91,165            20,372,070
      6/17/95          31          222,972              135,604         87,368            20,284,702

      7/17/95          30          222,985              130,667         92,318            20,192,384
      8/17/95          31          222,975              134,408         88,567            20,103,817
      9/17/95          31          222,977              133,819         89,158            20,014,659
     10/17/95          30          222,990              128,928         94,062            19,920,597
     11/17/95          31          222,980              132,599         90,381            19,830,216
     12/17/95          30          222,993              127,740         95,253            19,734,963

      1/17/96          31          222,984              131,364         91,620            19,643,343
      2/17/96          31          222,985              130,754         92,231            19,551,112
      3/17/96          29          223,009              121,744        101,265            19,449,847
      4/17/96          31          221,488              129,466         92,022            19,357,825
      5/17/96          30          221,501              124,697         96,804            19,261,021

      6/17/96          31          221,492              128,209         93,283            19,167,738
      7/17/96          30          221,504              123,472         98,032            19,069,706
      8/17/96          31          221,494              126,935         94,559            18,975,147
      9/17/96          31          221,496              126,306         95,190            18,879,957
     10/17/96          30          221,508              121,618         99,890            18,780,067
     11/17/96          31          221,499              125,007         96,492            18,683,575

     12/17/96          30          221,511              120,353        101,158            18,582,417
      1/17/97          31          221,503              123,692         97,811            18,484,606
      2/17/97          31          221,505              123,041         98,464            18,386,142
      3/17/97          28          221,539              110,542        110,997            18,275,145
      4/17/97          31          221,508              121,646         99,862            18,175,283

      5/17/97          30          221,520              117,079        104,441            18,070,842
      6/17/97          31          221,512              120,287        101,225            17,969,617
      7/17/97          30       18,085,371              115,754       17,969,617                   0





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